Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
Registration Statements on Form S-3

Registration Number	Date Filed

333-218676	June 12, 2017
Registration Statements on Form S-8

Pertaining to	Registration Number	Date Filed

Fortive Corporation 2016 Stock Incentive Plan, as Amended and Restated	333-227050	August 27, 2018

Fortive Corporation 2016 Stock Incentive Plan	333-212349	June 30, 2016

Fortive Corporation Retirement Savings Plan; Fortive Corporation Union Retirement Savings Plan	333-212348	June 30, 2016

Fortive Corporation Executive Deferred Incentive Plan	333-212350	June 30, 2016

of our reports dated February 27, 2020, with respect to the consolidated financial statements and schedule of Fortive Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Fortive Corporation and subsidiaries included in this Annual Report (Form 10-K) of Fortive Corporation for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Seattle, Washington
February 27, 2020